Exhibit 99.1

DIRTT Announces Preliminary Fourth Quarter and Year-End 2023 Financial Results

CALGARY, Alberta, February 12, 2024 (GLOBE NEWSWIRE) – DIRTT Environmental Solutions Ltd. (TSX: DRT; OTC: DRTTF), a leader in industrialized construction, announces certain preliminary unaudited financial results for the fourth quarter and year ended December 31, 2023. Unless otherwise stated, financial information in this news release is presented in U.S. dollars.

•
Fourth quarter 2023 revenue is expected to be approximately $50.9 million, an increase of $8.5 million or 20% from $42.4 million for the same period in 2022, and a $1.4 million or 3% increase from the third quarter of 2023.
•
Net income after tax for the fourth quarter of 2023 is expected to be approximately $1.0 million compared to a $5.9 million net loss after tax for the same period of 2022.
•
Full year 2023 revenue is expected to be approximately $181.9 million, an increase of $9.8 million or 6% from $172.2 million in 2022.
•
Net loss after tax for the year ended December 31, 2023 is expected to be approximately $14.6 million compared to $55.0 million net loss after tax for the year ended December 31, 2022.
•
Net cash flows provided by operations for the year is expected to be approximately $14.8 million compared to cash used of $44.3 million in the prior year.
•
During the fourth quarter, the company reduced debt by early settling $7.8 million of equipment lease liabilities related to the previously announced closure of our manufacturing facility in Rock Hill, South Carolina.
•
Liquidity, comprising of cash equivalents and available borrowings, increased to $35.0 million at December 31, 2023 compared to $30.3 million at September 30, 2023 and $16.1 million at December 31, 2022.
•
On January 9, 2024, the company successfully closed its rights offering for gross proceeds of C$30.0 million.
•
On February 9, 2024, the company extended its RBC Facility for an additional year.

Management Commentary

Benjamin Urban, Chief Executive Officer, remarked “We are pleased with our preliminary fourth quarter results and look forward to sharing more information about our quarterly and full year results and 2024 outlook later this month”.

Conference Call and Webcast Details

DIRTT will release its 2023 year-end financial results on Wednesday, February 21, 2024, after markets close.

A conference call and webcast for the investment community is scheduled for February 22, 2024 at 08:00 a.m. MDT (10:00 a.m. EDT). The call and webcast will be hosted by Benjamin Urban and Fareeha Khan, Chief Financial Officer.

The call will be webcast live on the Company’s website at dirtt.com. Alternatively, click here to listen to the live webcast. The webcast is listen-only.

A webcast replay of the call will be available on DIRTT’s website.

Exhibit 99.1

Special Note Regarding Forward-Looking Statements

Certain statements contained in this news release are “forward-looking statements” within the meaning of “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934 and “forward-looking information” within the meaning of applicable Canadian securities laws. All statements, other than statements of historical fact included in this news release, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this news release, the words “anticipate,” “believe,” “expect,” “estimate,” “intend,” “plan,” “project,” “outlook,” “may,” “will,” “should,” “would,” “could,” “can,” “continue,” the negatives thereof, variations thereon and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. In particular and without limitation, this news release contains forward-looking information pertaining to the Company’s unaudited preliminary financial information for the fiscal fourth quarter and the year ended December 31, 2023. The preliminary unaudited financial information set forth in this news release is subject to the completion of the Company’s audit process and is subject to change. The estimated preliminary unaudited results included in this press release should not be viewed as a substitute for the Company’s annual financial statements prepared in accordance with U.S. generally accepted accounting principles. There can be no assurance that the estimated preliminary results will be realized, and you are cautioned not to place undue reliance on the preliminary financial information.

Forward-looking statements are based on certain estimates, beliefs, expectations, and assumptions made in light of management’s experience and perception of historical trends, current conditions and expected future developments, as well as other factors that may be appropriate.

Forward-looking statements necessarily involve unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed or implied in such statements. Due to the risks, uncertainties, and assumptions inherent in forward-looking information, you should not place undue reliance on forward-looking statements. Factors that could have a material adverse effect on our business, financial condition, results of operations and growth prospects include, but are not limited to, risks described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission (the “SEC”) and applicable securities commissions or similar regulatory authorities in Canada on February 22, 2023 as supplemented by our subsequent Quarterly Reports on Form 10-Q filed with the SEC and applicable securities commissions or similar regulatory authorities in Canada.

Our past results of operations are not necessarily indicative of our future results. You should not rely on any forward-looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. We undertake no obligation to update these forward-looking statements, even though circumstances may change in the future, except as required under applicable securities laws. We qualify all of our forward-looking statements by these cautionary statements.

About DIRTT Environmental Solutions

DIRTT is a leader in industrialized construction. DIRTT’s system of physical products and digital tools empowers organizations, together with construction and design leaders, to build high-performing, adaptable, interior environments. Operating in the workplace, healthcare, education, and public sector markets, DIRTT’s system provides total design freedom, and greater certainty in cost, schedule, and outcomes. DIRTT's interior construction solutions are designed to be highly flexible and adaptable, enabling organizations to easily reconfigure their spaces as their needs evolve. Headquartered in Calgary, AB Canada, DIRTT trades on the Toronto Stock Exchange under the symbol “DRT”.

FOR FURTHER INFORMATION PLEASE CONTACT ir@dirtt.com